UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 12, 2008

PEAK RESOURCES INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA (State of incorporation or organization)	000-52944 (Commission File Number)	00-0000000 (IRS Identification No.)

#640 – 801 6th Ave. SW, Calgary, Alberta (Address of principal executive offices)	T2P 3W2 (Zip Code)

Registrant's Telephone Number, including area code: (403) 681-6249

2103 Tyrone Place, Penticton, BC  V2A 8Z2

(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the From 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements.

Development and Consultancy Support Services Agreement:

On August 7, 2008 Peak Resources Incorporated. (“Peak”) finalized and entered into a Development and Consultancy Support Services Agreement (“Services Agreement”) with Roke Manor Research Limited (“Roke”), United Kingdom to develop proprietary technology and products and provide consulting support in the field of landmine scanning, detection, mapping and removal (see Exhibit 10.6). The landmine detection system to be developed is for use in both Unmanned Aeronautical Vehicles (UAVs) and hand held devices. Roke has developed and owns the intellectual property rights for both a high level scanning sensor and a low level detection sensor.  Peak is licensing the sensors for exclusive use for land mine detection and removal.  (see Exhibit 10.7 - “ColdSky - Technology Exploitation Agreement” and Exhibit 10.8 - “Fig 8 - Technology Exploitation Agreement” below for details).

The high level scanning sensor detects ground anomalies (ie. landmines) and the low level sensor will examine, identify and locate the anomalies.  The research and development program conducted by Roke will advance and integrate the existing technology into a sensors/detector system for identifying, locating and mapping landmines. The Services Agreement will involve Roke sub-licensing the technology from Peak and developing further intellectual property for the detection of landmines.  Peak will own the intellectual property developed as a result of the Services Agreement and will, if appropriate, apply for patents for the newly developed intellectual property.

Under the terms of the Services Agreement Peak will pay a Task Fee for and Roke will complete a research and development program with three distinct phases.  The Task Fees for each of the three phases have been negotiated and agreed to between Peak and Roke. The three stages are expected to be complete within an 10 - 11 month time frame and will cost Peak an aggregate US$1,500,000 - $1,760,00 if all three phases are completed.

Phase 1 is the Systems Analysis and Design Phase.  This phase will define the requirements and interfaces for the system architecture, RF hardware, antenna, mechanical hardware and software.  The cost to complete this phase is approximately $415,000 USD (£215,000 GBP).  Phase 1 is expected to be completed on or before December 15, 2008.  Pursuant to terms  negotiated between the companies, Peak will be required to deliver an initial payment of $102,000 (£53,750 GBP) followed by 3 sequential monthly payments of $183,000 USD (£96,750 GBP), $102,000 (£53,750 GBP)  and  $20,500. USD (£10,750 GBP) to Roke over the course of Phase 1.

Phase 2 is the Ground Based Demonstrators Phase.  This phase will produce and test:

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Cold Sky High Level Scanning Sensor and conduct trials of these sensors;

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Fig 8 Low Level Detection Sensors and conduct trials of these sensors;

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Land Mine Location and Mapping

Phase 2 is expected to cost approximately $790,000 - $960,000 USD (£410,000 - £500,000 GBP).  Phase 2 is expected to last approximately 5 months and be completed on or before May 15, 2009. Demonstrations to select prospective clients will be made at the conclusion of Phase 2.

Phase 3 is the UAV integration phase where the high level scanner, low level detector, and the location and mapping software systems designed and tested in phase 2 will be integrated and tested on a UAV platform.  At the end of phase 3 the system will be tested over representative terrain at Roke’s test site.  Demonstrations to select prospective clients will be made at the conclusion of Phase 3.  This phase is expected to cost approximately $300,000 - $385,000 USD (£155,000  - £200,000 GBP). Phase 3 is expected to last approximately 2.5 months and be completed on or before July 30, 2009.

The final deliverable will be a fully integrated land mine detection and mapping system that will utilize a UAV to scan, identify, locate and map existing landmines.  The mapping system software will be integrated with a GPS tracking system.  A hand held device, with a self generating battery power capacity for longer field use, will be an additional deliverable.

Peak will utilize its proprietary landmine scanning and detection system to develop a business of delivering land mine detection and removal services to governments, NGOs and commercial entities (oil and gas, mining, agriculture, utilities and other land enterprises operating in these sectors) in various regions of the world.

Cold Sky Technology Exploitation Agreement:

On August 7, 2008 Peak Resources Incorporated (“Peak”) entered into a Technology Exploitation Agreement (“Cold Sky Agreement”) with Roke Manor Research Limited (“Roke”), United Kingdom (see Exhibit 10.7).  The Cold Sky Agreement grants Peak a non-transferable licence to utilize the Cold Sky sensor intellectual property in order to develop, manufacture, use and sell any anomaly or metal detector product or products developed by Peak and incorporating any or all of the Cold Sky intellectual property.  Roke, for the duration of the agreement, shall not without prior written approval from Peak use the Cold Sky sensor intellectual property (as above) or know how to offer land mine detection products which compete with the land mine detection products being developed by Peak and Roke or assist any third party in doing so. Peak is not required to make any royalty payments for the licensing of the Cold Sky technology until phase 3 is completed. The consideration for the licence to use the intellectual property is an Upfront Fee of £125,000 which shall be payable upon completion of the phase 3 of the Services Agreement and thereafter a Royalty of £1,000 for each product deployed by Peak, including sales of the product designed by Peak for integration into systems manufactured by third parties or suppliers of spare or replacement parts.  The maximum royalty limit Peak shall be required to pay is £250,000 over a ten year period commencing upon completion of the Services Agreement.

Fig 8 Technology Exploitation Agreement

On August 7, 2008 Peak Resources Incorporated (“Peak”) entered into a Technology Exploitation Agreement (“Fig 8 Agreement”) with Roke Manor Research Limited (“Roke”), United Kingdom( see Exhibit 10.8).  The Fig 8 Agreement grants Peak a non-transferable licence to utilize the Fig 8 sensor intellectual property in order to develop, manufacture, use and sell any anomaly or metal detector product or products developed by Peak and incorporating any or all of the Fig 8 intellectual property.  Roke, for the duration of the agreement, shall not without prior written approval from Peak use the Fig 8 sensor intellectual property (as above) or know how to offer land mine detection products which compete with the land mine detection products being developed by Peak and Roke or assist any third party in doing so. Peak is not required to make any royalty payments for the licensing of the Fig 8 technology until phase 3 is completed. The consideration for the licence to use the intellectual property is an Upfront Fee of £125,000 which shall be payable upon completion of the final phase of the Services Agreement and thereafter a Royalty of £125 for each product deployed by Peak, including sales of the product designed by Peak for integration into systems manufactured by third parties or suppliers of spare or replacement parts.  The maximum royalty limit Peak shall be required to pay is £250,000 over a ten year period commencing upon completion of the Services Agreement.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

Exhibit Number	Description	Status
10.6	Development and Consultancy Support Services Agreement dated July 29, 2008 (effective August 7, 2008) between Roke Manor Research Limited and Peak Resources Incorporated.	Included
10.7	Technology Exploitation Agreement (Cold Sky) dated July 29, 2008 (effective August 7, 2008), 2008 between Roke Manor Research Limited and Peak Resources Incorporated	Included
10.8	Technology Exploitation Agreement (Fig8) dated July 29, 2008 (effective August 7, 2008), 2008 between Roke Manor Research Limited and Peak Resources Incorporated.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 12, 2008

By:  /s/ Larry Olson

Larry J. Olson
Principal Executive Officer

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